UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 7, 2018

ALEXION PHARMACEUTICALS, INC.
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(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
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(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I..R.S. Employer Identification No.)

100 College Street, New Haven, Connecticut 06510
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(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (475) 230-2596

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

The information in Item 2.03 below is incorporated herein by reference in its entirety.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 7, 2018, Alexion Pharmaceuticals, Inc. (“Alexion”) entered into an Amended and Restated Credit Agreement (the “Credit Agreement”), by and among Alexion, as Administrative Borrower, certain foreign subsidiaries party thereto as borrowers, the lenders and other financial institutions party thereto and Bank of America, N.A., as Administrative Agent. The Credit Agreement amends and restates Alexion’s existing credit agreement dated as of June 22, 2015 (the “Existing Credit Agreement”).
The Credit Agreement provides for a $1.0 billion revolving credit facility, comprised of a $300 million domestic tranche and a $700 million global tranche, and a $2.6125 billion term loan facility. Alexion is the sole borrower of the domestic tranche of the revolving credit facility and the term facility. The global tranche of the revolving credit facility is available for borrowings by Alexion and the subsidiary borrowers. As of June 7, 2018, $250 million of borrowings and $1.84 million of letters of credit were outstanding under the revolving credit facility and the full amount of the term loan facility was outstanding.
The revolving credit facility and the term loan facility mature on June 7, 2023. Commencing on June 30, 2019, Alexion is required to make amortization payments of 5.00% of the aggregate principal amount of the term loan facility annually, payable in equal quarterly installments. The proceeds of the borrowing under the Credit Agreement were used to refinance amounts outstanding under the Existing Credit Agreement.
Loans under the Credit Agreement bear interest, at Alexion’s option, at either a base rate or a Eurodollar rate, in each case plus an applicable margin. Under the Credit Agreement, the applicable margins on base rate loans range from 0.25% to 1.00% and the applicable margins on Eurodollar loans range from 1.25% to 2.00%, in each case based on Alexion’s consolidated net leverage ratio. As of the closing date of the Credit Agreement, the applicable margin on base rate loans was 0.50% and on Eurodollar loans was 1.50%.
The loans under the Credit Agreement are guaranteed by certain of Alexion’s foreign and domestic subsidiaries and secured by liens on certain of Alexion subsidiaries’ equity interests, subject to certain exceptions.
Under the terms of the Credit Agreement, Alexion must maintain a ratio of total net debt to EBITDA, as defined in the Credit Agreement, (the “consolidated net leverage ratio”) of 3.50 to 1.00, subject to certain increases following designated material acquisitions. In addition, Alexion must maintain a ratio of EBITDA to cash interest expense of at least 3.50 to 1.00.
The Credit Agreement contains certain representations and warranties, affirmative and negative covenants and events of default. The negative covenants in the credit agreement restrict Alexion’s and its subsidiaries’ ability, subject to certain significant baskets and exceptions, to incur liens or indebtedness, make investments, enter into mergers and other fundamental changes, make dispositions or pay dividends. The restriction on Alexion paying dividends includes an exception that permits Alexion to pay dividends and make other restricted payments regardless of dollar amount so long as, after giving pro forma effect thereto, Alexion would have a consolidated net leverage ratio, as defined in the Credit Agreement, no greater than 3.25 to 1.00, subject to certain increases following designated material acquisitions. As of the most recently ended fiscal quarter, Alexion’s consolidated net leverage ratio, as defined in the Credit Agreement, was below 3.25 to 1.00. So long as Alexion’s consolidated total net leverage ratio remains below 3.25 to 1.00, the credit agreement does not restrict the ability of the Company to pay dividends.

The above summary of certain terms and conditions of the Credit Agreement does not purport to be a complete discussion of that agreement and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached to this report as Exhibit 10.1.
The Credit Agreement attached to this Current Report on Form 8-K and the above description have been included to provide investors and security holders with information regarding the terms of such document. They are not intended to provide any other factual information about Alexion or its respective subsidiaries, affiliates, businesses or equity holders. The representations, warranties, covenants and events of default contained in the Credit Agreement were made only for purposes of the Credit Agreement and as of specific dates; were solely for the benefit of the parties to the Credit Agreement; and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by each contracting party to the other for the purposes of allocating contractual risk between them that differ from those applicable to investors. Investors should be aware that the representations warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Alexion or any of its respective subsidiaries, affiliates, businesses or equity holders. Moreover, information concerning the subject matter of the representations, warranties, covenants and events of default may change after the date of such documents, as applicable, which subsequent information may or may not be fully reflected in public disclosures by Alexion. Accordingly, investors should read the representations and warranties in the Credit Agreement not in isolation but only in conjunction with the other information about Alexion that it includes in reports, statements and other filings it makes with the SEC.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits
10.1 Amended and Restated Credit Agreement, dated as of June 7, 2018, by and among Alexion Pharmaceuticals, Inc, as administrative borrower, the subsidiary borrowers party thereto, the lenders and other financial institutions party thereto and Bank of America, N.A., as administrative agent.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2018	ALEXION PHARMACEUTICALS, INC.

By: /s/ Doug Barry
Name: Doug Barry
Title: Vice President, Corporate Law